UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

Breeze-Eastern Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-07872	95-4062211
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey	07981
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 602-1001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2013, the Board of Directors of Breeze-Eastern Corporation (the “Company”) approved Amendment No. 2 to the Rights Agreement, dated as of July 19, 2011 and effective as of July 18, 2011, as amended (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”). On October 30, 2013, the Company entered into Amendment No. 2 with the Rights Agent. Amendment No. 2 increases the threshold by which rights are triggered under the Rights Agreement from 12.5% to 15%.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events

On October 31, 2013, the Company issued a press release announcing that it had entered into Amendment No. 2 to the Rights Agreement, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

No.	Description

4.1	Amendment No. 2 to Rights Agreement, dated as of October 30, 2013 between Breeze-Eastern Corporation and Computershare Trust Company, N.A.

99.1	Press Release of Breeze-Eastern Corporation dated October 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: October 31, 2013	/s/ Mark Mishler
Mark D. Mishler Senior Vice President, Chief Financial Officer, Treasurer and Secretary